EXHIBIT 10.1
*** TEXT OMITTED AND FILED SEPARATELY
CONFIDENTIAL TREATMENT REQUESTED
10b5-1 Repurchase Plan
     Repurchase Plan, dated November 5, 2007 (this “Repurchase Plan”), between Paychex, Inc. (the “Issuer”) and J. P. Morgan Securities Inc. (“JPMSI”).
     WHEREAS, the Issuer desires to establish this Repurchase Plan to repurchase shares of its common stock (the “Stock”); and
     WHEREAS, the Issuer desires to engage JPMSI to effect repurchases of shares of Stock in accordance with this Repurchase Plan;
     NOW, THEREFORE, the Issuer and JPMSI hereby agree as follows:
     1. (a) Subject to the Issuer’s continued compliance with Section 2 hereof, JPMSI shall effect a purchase or purchases (each, a “Purchase”) of shares of the Stock, the dollar value of which, including commissions, shall not exceed $250,000,000.00 (the “Total Plan Shares”) as follows:

Purchase Price Range	Number of Shares to be Purchased

Greater than $***	None

Greater than or equal to $*** and less than or equal to $***	Up to 100,000 shares, but not more than 50% of the maximum allowable volume under Rule 10b-18

Greater than or equal to $*** but less than or equal to $***	Up to 300,000 shares, but not more than 75% of the maximum allowable volume under rule 10b-18

Less than $***	Up to 100% of the maximum allowable volume under Rule 10b-18

          (b) Purchases may be made in the open market or through privately negotiated transactions. JPMSI shall comply with the requirements of paragraphs (b)(2), (b)(3) and (b)(4) of Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with Purchases of Stock in the open market pursuant to this Repurchase Plan. The Issuer agrees not to take any action that would cause Purchases not to comply with Rule 10b-18 or Rule 10b5-1.
     2. The Issuer shall pay to JPMSI a commission of $0.025 per share of Stock repurchased pursuant to this Repurchase Plan. In accordance with JPMSI’s customary procedures, JPMSI will deposit shares of Stock purchased hereunder into an account established by JPMSI for the Issuer against payment to JPMSI of the purchase price therefor and commissions and other amounts in respect thereof payable pursuant to this Section. The Issuer will be notified of all transactions pursuant to customary trade confirmations.
     3. (a) This Repurchase Plan shall become effective on November 15, 2007 and shall terminate upon the first to occur of the following:
               (1) the one-year anniversary of the date hereof;
               (2) the purchase of the number of Total Plan Shares pursuant to this Repurchase Plan;
               (3) the end of the second business day following the date of receipt by JPMSI of notice of early termination substantially in the form of Appendix A hereto, delivered by telecopy, transmitted to (212) 622-0398, Attention: Lisa Hunt, and confirmed by telephone to James Smith at (212) 622-2922;
               (4) the commencement of any voluntary or involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or similar law or seeking the appointment of a trustee, receiver or other similar official, or the taking of any corporate action by the Issuer to authorize or commence any of the foregoing;
               (5) the public announcement of a tender or exchange offer for the Stock or of a merger, acquisition, recapitalization or other similar business combination or transaction as a result of which the Stock would be exchanged for or converted into cash, securities or other property; or
               (6) the failure of the Issuer to comply with Section 2 hereof.
          (b) Sections 2 and 13 of this Repurchase Plan shall survive any termination hereof. In addition, the Issuer’s obligation under Section 2 hereof in respect of any shares of Stock purchased prior to any termination hereof shall survive any termination hereof.
     4. The Issuer understands that JPMSI may not be able to effect a Purchase due to a market disruption or a legal, regulatory or contractual restriction or internal policy applicable to JPMSI or otherwise. If any Purchase cannot be executed as required by Section 1 due to a market disruption, a legal, regulatory or contractual restriction or internal policy applicable to JPMSI or any other event, such Purchase shall be cancelled and shall not be effected pursuant to this Repurchase Plan.
     5. The Issuer represents and warrants, on the date hereof and on the date of any amendment hereto, that: (a) it is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock), (b) it is entering into or amending, as the case may be, this Repurchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act or other applicable securities laws and (c) its execution of this Repurchase Plan or amendment hereto, as the case may be, and the Purchases contemplated hereby do not and will not violate or conflict with the Issuer’s certificate of incorporation or by-laws or, if applicable, any similar constituent document, or any law, rule regulation or agreement binding on or applicable to the Issuer or any of its subsidiaries or any of its of their property or assets.
     6. It is the intent of the parties that this Repurchase Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and, if applicable, Rule 10b-18 under the Exchange Act, and this Repurchase Plan shall be interpreted to comply with the requirements thereof.

     7. At the time of the Issuer’s execution of this Repurchase Plan, the Issuer has not entered into a similar agreement with respect to the Stock. The Issuer agrees not to enter into any such agreement while this Repurchase Plan remains in effect.
     8. Except as specifically contemplated hereby, the Issuer shall be solely responsible for compliance with all statutes, rules and regulations applicable to the Issuer and the transactions contemplated hereby, including, without limitation, reporting and filing requirements.
     9. This Repurchase Plan shall be governed by and construed in accordance with the laws of the State of New York and may be modified or amended only by a writing signed by the parties hereto.
     10. The Issuer represents and warrants that its board of directors has authorized the transactions contemplated hereby and that the transactions contemplated hereby are consistent with the Issuer’s publicly announced stock repurchase program.
     11. The number of Total Plan Shares, other share amounts and prices, if applicable, set forth in section 1(a) shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Issuer that occurs during the term of this Repurchase Plan.
     12. Except as contemplated by Section 3 (a)(3) of this Repurchase Plan, the Issuer acknowledges and agrees that it does not have authority, influence or control over any Purchase effected by JPMSI pursuant to this Repurchase Plan and the Issuer will not attempt to exercise any authority, influence or control over Purchases. JPMSI agrees not to seek advice from the Issuer with respect to the manner in which it effects Purchases under this Repurchase Plan.

     13. The Issuer agrees to indemnify and hold harmless JPMSI and its affiliates and their officers, directors employees and representatives against any loss, claim, damage or liability, including legal fees and expenses, arising out of any action or proceeding relating to this Repurchase Plan or any Purchase, except to the extent that any such loss, claim, damage or liability is determined in a non-appealable determination of a court of competent jurisdiction to be solely the result of the indemnified person’s willful misconduct.
     14. This Repurchase Plan may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have signed this Repurchase Plan as of the date first written above.

J. P. Morgan Securities Inc.
By:	/s/ Lisa Hunt
	Name:	Lisa Hunt
	Title:	Vice President

Paychex, Inc.
By:	/s/ John M. Morphy
	Name:	John M. Morphy
	Title:	Senior Vice President, Chief Financial Officer, and Secretary

Appendix A
Request for Early Termination of Repurchase Plan
To: J. P. Morgan Securities Inc.
     As of the date hereof, Paychex, Inc. hereby requests termination of the Repurchase Plan, dated                     , 2007, in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or other applicable securities laws.
     IN WITNESS WHEREOF, the undersigned has signed this Request for Early Termination of Plan as of the date specified below.

Paychex, Inc.
By:
	Name:	[Date]
Title: